Exhibit 99.6

ILG, INC.

6262 SUNSET DRIVE

MIAMI, FL 33143

VOTE BY PROXY BY INTERNET – WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Special Meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PROXY BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Special Meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION

You may confirm that your instructions were received and included in the final tabulation to be issued at the Special Meeting on August 28, 2018, via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow Vote confirmation is available 24 hours after your vote is received beginning August 13, 2018, with the final vote tabulation remaining available through October 27, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49927-S74731                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ILG, INC.

The Board of Directors recommends you vote “FOR” proposals 1 and 2.		For	Against	Abstain

1.	To approve the transactions contemplated by the Agreement and Plan of Merger, dated as of April 30, 2018 (the “merger agreement”), by and among ILG, Marriott Vacations Worldwide Corporation, a Delaware corporation (“MVW”), Ignite Holdco, Inc., a wholly-owned direct subsidiary of ILG (“Holdco”), Ignite Holdco Subsidiary, Inc., a wholly-owned direct subsidiary of Holdco (“Ignite Merger Sub”), Volt Merger Sub, Inc., a wholly-owned direct subsidiary of MVW (“Volt Corporate Merger Sub”), and Volt Merger Sub, LLC, a wholly-owned direct subsidiary of MVW (“Volt LLC Merger Sub”). Those transactions include the merger of Ignite Merger Sub with and into ILG, with ILG continuing as the surviving corporation and a wholly-owned subsidiary of Holdco (the “ILG Merger”), and the merger of Volt Corporate Merger Sub with and into Holdco, with Holdco continuing as the surviving corporation and a wholly-owned subsidiary of MVW (the “Initial Holdco Merger”).	☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ILG’s named executive officers in connection with the combination transactions.	☐	☐	☐

NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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E49928-S74731

ILG, INC.

Proxy solicited by the Board of Directors for the

2018 Special Meeting of Stockholders

and any postponement or adjournment thereof

I, a stockholder of ILG, Inc., a Delaware corporation (“ILG”), hereby appoint Craig M. Nash, William L. Harvey and Victoria J. Kincke, or each of them, proxies and attorneys-in-fact, with full power of substitution, to attend and represent me at the Special Meeting of Stockholders of ILG, to be held at ILG’s corporate offices, 6262 Sunset Drive, Miami, Florida 33143, on August 28, 2018, at 9:00 am local time, and at any adjournment or postponement thereof, and to cast on my behalf all votes that I am entitled to cast at such meeting as I direct on the reverse side of this card. I hereby acknowledge receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting.

This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy “FOR” Proposals 1 and 2 and in the discretion of the proxy holders on any other matter that may properly come before the meeting.

Continued and to be signed on reverse side